UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

Global Boatworks holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55646	81-0750562
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1707 North Charles Street, Suite 200A

Baltimore, Maryland  21201

(Address of Principal Executive Offices)

 (Former Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 443.863.7234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        .Written communications pursuant to Rule 425 under the Securities Act

☐        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2020, the Company appointed Dorcas R. Gilmore to its board of directors in the office of Secretary effective immediately. She joins the board as an independent director.

Dorcas R. Gilmore is a racial and economic justice advocate with over twenty years of experience working with national, regional, and local organizations across the U.S. She is a principal of Gilmore Khandhar, LLC, a solidarity economies law firm representing social ventures, investors, and community enterprises creating a more just and equitable economy. Gilmore was an Assistant General Counsel for the NAACP serving as corporate counsel and economic, environmental and climate justice advocacy counsel for the national office and its over 1,000 state and local affiliates across the world. She received the 2012 NAACP Staff Attorney of the Year Award for her work. Gilmore advises national and local organizations on building organizations that directly address structural racism. She began her legal career as a Skadden Fellow and Staff Attorney at the Community Law Center creating a youth business legal services program and representing communities fighting anti-gentrification efforts through negotiating community benefits agreements. Gilmore is a practitioner and scholar who has directed community equity development law clinics and trained law students at three universities as a Practitioner in Residence and Visiting Associate Professor at American University Washington College of Law, George Washington University Law School, and University of Maryland Carey School of Law.

Gilmore was a 2012-2013 Wasserstein Public Interest Fellow at Harvard Law School. She is the Immediate Past Chair of the ABA Business Law Section’s Community Economic Development Committee and former Governing Committee member of the ABA Forum on Affordable Housing & Community Development Law. Gilmore is a 2019 Robert Wood Johnson Interdisciplinary Research Leaders Fellow. She is a member of the Board of Directors of the National Black Worker Center Project, co-founder of the Baltimore Action Legal Team and served as a Steering Committee member of the Law for Black Lives. She was a founding member of the Sargent Shriver National Center on Poverty Law’s Racial Justice Institute Advisory Committee.

Prior to her legal career, Gilmore worked abroad on international economic development efforts as a part of the Dominican Republic’s Presidential Plan Against Poverty. She graduated from Rollins College and the University of Maryland Carey School of Law, where she was a Gilbert & Jaylee Mead Public Interest Scholar.

Item 8.01 Other Events.

The Company issued a press release on November 16, 2020, to announce that it has appointed Dorcas R. Gilmore to its board of directors in the office of Secretary effective immediately.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release issued by the Company dated November 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BOATWORKS HOLDINGS, INC.

Date: November 17, 2020

By:   /s/ Laurin N. Leonard

Laurin N. Leonard, Chief Executive Officer